                                                                     EXHIBIT 4.1

[BANK ONE LOGO]

                                PROMISSORY NOTE

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
  Principal      Loan Date      Maturity     Loan No    Call    Collateral     Account     Officer    Initials
$4,500,000.00    06-01-2001    05-31-2002                          123        0961515929    03025
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     References in the shaded area are for Lender's use only and do not limit the applicability of this document to any particular loan or item.
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


BORROWER:  TERAFORCE TECHNOLOGY CORPORATION            LENDER:  BANK ONE, NA WITH ITS MAIN OFFICE IN CHICAGO, ILLINOIS
           1240 E. CAMPBELL ROAD                                DALLAS COMMERCIAL - DALLAS
           RICHARDSON, TX 75081                                 1717 MAIN STREET
                                                                DALLAS, TX 75201


================================================================================

PRINCIPAL AMOUNT:  $4,500,000.00                      DATE OF NOTE: JUNE 1, 2001

PROMISE TO PAY. FOR VALUE RECEIVED, TERAFORCE TECHNOLOGY CORPORATION ("BORROWER") PROMISES TO PAY TO BANK ONE, NA WITH ITS MAIN OFFICE IN CHICAGO, ILLINOIS ("LENDER"), OR ORDER, IN LAWFUL MONEY OF THE UNITED STATES OF AMERICA, THE PRINCIPAL AMOUNT OF FOUR MILLION FIVE HUNDRED THOUSAND & 00/100 DOLLARS ($4,500,000.00) ("TOTAL PRINCIPAL AMOUNT") OR SO MUCH AS MAY BE OUTSTANDING, TOGETHER WITH INTEREST ON THE UNPAID OUTSTANDING PRINCIPAL BALANCE FROM THE DATE ADVANCED UNTIL PAID IN FULL.

PAYMENT. THIS NOTE SHALL BE PAYABLE AS FOLLOWS: INTEREST SHALL BE DUE AND PAYABLE MONTHLY AS IT ACCRUES, COMMENCING ON JULY 1, 2001 AND CONTINUING ON THE SAME DAY OF EACH MONTH THEREAFTER DURING THE TERM OF THIS NOTE, AND THE OUTSTANDING PRINCIPAL BALANCE OF THIS NOTE, TOGETHER WITH ALL ACCRUED BUT UNPAID INTEREST, SHALL BE DUE AND PAYABLE ON MAY 31, 2002. The annual interest rate for this Note is computed on a 365/360 basis; that is, by applying the ratio of the annual interest rate over a year of 360 days, multiplied by the outstanding principal balance, multiplied by the actual number of days the principal balance is outstanding, unless such calculation would result in a usurious rate, in which case interest shall be calculated on a per diem basis of a year of 365 or 366 days, as the case may be. Borrower will pay Lender at the address designated by Lender from time to time in writing. If any payment of principal of or interest on this Note shall become due on a day which is not a Business Day, such payment shall be made on the next succeeding Business Day. As used herein, the term "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or any other day on which national banking associations are authorized to be closed. Unless otherwise agreed to, in writing, or otherwise required by applicable law, payments will be applied first to accrued, unpaid interest, then to principal, and any remaining amount to any unpaid collection costs, late charges and other charges, provided, however, upon delinquency or other default, Lender reserves the right to apply payments among principal, interest, late charges, collection costs and other charges at its discretion. Notwithstanding any other provision of this Note, Lender will not charge interest on any undisbursed loan proceeds. No scheduled payment, whether of principal or interest or both, will be due unless sufficient loan funds have been disbursed by the scheduled payment date to justify the payment. The books and records of Lender shall be prima facie evidence of all outstanding principal of and accrued but unpaid interest on this Note. If this Note is governed by or is executed in connection with a loan agreement, this Note is subject to the terms and provisions thereof.

VARIABLE INTEREST RATE. THE INTEREST RATE ON THIS NOTE IS SUBJECT TO FLUCTUATION BASED UPON THE LIBOR RATE OF INTEREST IN EFFECT FROM TIME TO TIME (THE "INDEX"). "LIBOR RATE" SHALL MEAN WITH RESPECT TO EACH INTEREST PERIOD, THE OFFERED RATE FOR U.S. DOLLAR DEPOSITS OF NOT LESS THAN $1,000,000.00 AS OF 11:00 A.M. CITY OF LONDON, ENGLAND TIME TWO LONDON BUSINESS DAYS PRIOR TO THE FIRST DATE OF EACH INTEREST PERIOD OF THIS NOTE AS SHOWN ON THE DISPLAY DESIGNATED AS "BRITISH BANKERS ASSOC. INTEREST SETTLEMENT RATES" ON THE TELERATE SYSTEM ("TELERATE"), PAGE 3750 OR PAGE 3740, OR SUCH OTHER PAGE OR PAGES AS MAY REPLACE SUCH PAGES ON TELERATE FOR THE PURPOSE OF DISPLAYING SUCH RATE. PROVIDED, HOWEVER, THAT IF SUCH RATE IS NOT AVAILABLE ON TELERATE THEN SUCH OFFERED RATE SHALL BE OTHERWISE INDEPENDENTLY DETERMINED BY LENDER FROM AN ALTERNATE, SUBSTANTIALLY SIMILAR INDEPENDENT SOURCE AVAILABLE TO LENDER OR SHALL BE CALCULATED BY LENDER BY A SUBSTANTIALLY SIMILAR METHODOLOGY AS THAT THERETOFORE USED TO DETERMINE SUCH OFFERED RATE IN TELERATE. "LONDON BUSINESS DAY" MEANS ANY DAY OTHER THAN A SATURDAY, SUNDAY OR A DAY ON WHICH BANKING INSTITUTIONS ARE GENERALLY AUTHORIZED OR OBLIGATED BY LAW OR EXECUTIVE ORDER TO CLOSE IN THE CITY OF LONDON, ENGLAND. EACH CHANGE IN THE RATE TO BE CHARGED ON THIS NOTE WILL BECOME EFFECTIVE WITHOUT NOTICE ON THE COMMENCEMENT OF EACH INTEREST PERIOD BASED UPON THE INDEX THEN IN EFFECT. "INTEREST PERIOD" MEANS EACH CONSECUTIVE ONE MONTH PERIOD (THE FIRST OF WHICH SHALL COMMENCE ON THE DATE OF THIS NOTE) EFFECTIVE AS OF THE FIRST DAY OF EACH INTEREST PERIOD AND ENDING ON THE LAST DAY OF EACH INTEREST PERIOD, PROVIDED THAT IF ANY INTEREST PERIOD IS SCHEDULED TO END ON A DATE FOR WHICH THERE IS NO NUMERICAL EQUIVALENT TO THE DATE ON WHICH THE INTEREST PERIOD COMMENCED, THEN IT SHALL END INSTEAD ON THE LAST DAY OF SUCH CALENDAR MONTH. "BORROWER" MAY PREPAY ALL OR ANY PORTION OF THE PRINCIPAL AMOUNT OF THIS NOTE BEARING INTEREST AT A LIBOR RATE, PROVIDED THAT IF BORROWER MAKES ANY SUCH PREPAYMENT OTHER THAN ON THE LAST DAY OF AN INTEREST PERIOD, BORROWER SHALL PAY ALL ACCRUED INTEREST ON THE PRINCIPAL AMOUNT PREPAID WITH SUCH PREPAYMENT AND, ON DEMAND, SHALL REIMBURSE LENDER AND HOLD LENDER HARMLESS FROM ALL LOSSES AND EXPENSES INCURRED BY LENDER AS A RESULT OF SUCH PREPAYMENT, INCLUDING, WITHOUT LIMITATION, ANY LOSSES AND EXPENSES ARISING FROM THE LIQUIDATION OR REEMPLOYMENT OF DEPOSITS ACQUIRED TO FUND OR MAINTAIN THE PRINCIPAL AMOUNT PREPAID. SUCH REIMBURSEMENT SHALL BE CALCULATED AS THOUGH LENDER FUNDED THE PRINCIPAL AMOUNT PREPAID THROUGH THE PURCHASE OF U.S. DOLLAR DEPOSITS IN THE LONDON, ENGLAND INTERBANK MARKET HAVING A MATURITY CORRESPONDING TO SUCH INTEREST PERIOD AND BEARING AN INTEREST RATE EQUAL TO THE LIBOR RATE FOR SUCH INTEREST PERIOD, WHETHER IN FACT THAT IS THE CASE OR NOT. LENDER'S DETERMINATION OF THE AMOUNT OF SUCH REIMBURSEMENT SHALL BE CONCLUSIVE IN THE ABSENCE OF MANIFEST ERROR. EXCEPT AS OTHERWISE PROVIDED HEREIN, THE UNPAID PRINCIPAL BALANCE OF THIS NOTE WILL ACCRUE INTEREST AT A RATE PER ANNUM WHICH WILL FROM TIME TO TIME BE EQUAL TO THE SUM OF THE INDEX, PLUS 1.750%. NOTICE: UNDER NO CIRCUMSTANCES WILL THE INTEREST RATE ON THIS NOTE BE MORE THAN THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW. IF AT ANY TIME ANY INTEREST RATE TO BE CHARGED HEREUNDER THAT IS BASED ON THE INDEX IS GREATER THAN THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW, THEREBY CAUSING THE INTEREST RATE ON THIS NOTE TO BE LIMITED TO THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW, ANY SUBSEQUENT REDUCTION IN THE INDEX WILL NOT REDUCE THE RATE OF INTEREST ON THIS NOTE BELOW THE MAXIMUM RATE ALLOWED BY APPLICABLE LAW UNTIL THE TOTAL AMOUNT OF INTEREST ACCRUED ON THIS NOTE EQUALS THE AMOUNT OF INTEREST THAT WOULD HAVE ACCRUED ON THIS NOTE IF THE INTEREST RATE BASED ON THE INDEX HAD AT ALL TIMES BEEN IN EFFECT. FOR PURPOSES OF THIS NOTE, THE "MAXIMUM RATE ALLOWED BY APPLICABLE LAW" MEANS THE GREATER OF (a) THE MAXIMUM RATE OF INTEREST PERMITTED UNDER FEDERAL OR OTHER LAW APPLICABLE TO THE INDEBTEDNESS EVIDENCED BY THIS NOTE, OR (b) THE "WEEKLY RATE CEILING" AS REFERRED TO IN SECTION 303.201 OF THE TEXAS FINANCE CODE, AS SUPPLEMENTED BY THE TEXAS CREDIT TITLE.

PREPAYMENT. BORROWER MAY PAY WITHOUT premium or fee all or a portion of the principal amount owed hereunder earlier than it is due. All prepayments shall be applied to the indebtedness owing hereunder in such order and manner as Lender may from time to time determine in its sole discretion.

LATE CHARGES. If a payment is 10 DAYS OR MORE LATE, BORROWER WILL BE CHARGED 5.000% OF THE REGULARLY SCHEDULED PAYMENT OR $25.00, WHICHEVER IS GREATER.

POST MATURITY RATE. The Post Maturity Rate on this Note is the lesser of the maximum rate allowed by applicable law or 4.750 percentage points over the Index. Borrower will pay interest on all sums due after final maturity, whether by acceleration or otherwise, at that rate, with the exception of any amounts added to the principal balance of this Note based on Lender's payment of insurance premiums, which will continue to accrue interest at the pre-maturity rate.

DEFAULT. Borrower will be in default if any of the following happens: (a) Borrower fails to make any payment of principal or interest when due under this Note or any other indebtedness owing now or hereafter by Borrower to Lender; (b) failure of Borrower or any other party to comply with or perform any term, obligation, covenant or condition contained in this Note or in any other promissory note, credit agreement, loan agreement, guaranty, security agreement, mortgage, deed of trust or any other instrument, agreement or document, whether now or hereafter existing, executed in connection with this Note (the Note and all such other instruments, agreements, and documents shall be collectively known herein as the "RELATED DOCUMENTS"); (c) Any representation or statement made or furnished to Lender herein, in any of the Related Documents or in connection with any of the foregoing is false or misleading in any material respect; (d) Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety or otherwise, becomes insolvent or bankrupt, has a receiver or trustee appointed for any part of its property, makes an assignment for the benefit of its creditors, or any proceeding is commenced either by any such party or against it under any bankruptcy or insolvency laws; (e) the occurrence of any event of default specified in any of the other Related Documents or in any other agreement now or hereafter arising between Borrower and Lender; (f) the acceleration of the maturity of any indebtedness owing now or hereafter by Borrower to any third party; or (g) the liquidation, termination, dissolution, death or legal incapacity of Borrower or any other party liable for the payment of this Note, whether as maker, endorser, guarantor, surety, or otherwise.

LENDER'S RIGHTS. Upon default, Lender may at its option, without further notice or demand (i) declare the entire indebtedness, including the unpaid principal balance on this Note, all accrued unpaid interest, and all other amounts, costs and expenses for which Borrower is responsible under this Note or any other Related Document, immediately due, (ii) refuse to advance any additional amounts under this Note, (iii) foreclose all liens securing payment hereof, (iv) pursue any other rights, remedies and recourses available to the Lender, including without limitation, any such rights, remedies or recourses under the Related Documents, at law or in equity, or (v) pursue any combination of the foregoing. The rights, remedies and recourses of Lender, as provided in this Note and in the other Related Documents, shall be cumulative and concurrent and may be pursued separately, successively or together as often as occasion therefore shall arise, at the sole discretion of Lender. The acceptance by Lender of any payment under this Note which is less than the payment in full of all amounts due and payable at the time of such payment shall not (i) constitute a waiver of or impair, reduce, release or extinguish any right, remedy or recourse of Lender, or nullify any prior exercise of any such right, remedy or recourse, or
(ii) impair, reduce, release or extinguish the obligations of any party liable under any of the Related Documents as originally provided herein or therein. Lender may hire an attorney to help collect this Note if Borrower does not pay, and

06-01-2001                      PROMISSORY NOTE                           PAGE 2
LOAN NO                            (CONTINUED)

================================================================================

Borrower will pay Lender's reasonable attorneys' fees and all other costs of collection. To the extent interest is not paid on or before the fifth day after it becomes due and payable, Lender may, at its option, add such accrued but unpaid interest to the principal balance of this Note. This Note has been delivered to Lender and accepted by Lender in the State of Texas. Subject to the provisions on arbitration, this Note shall be governed by and construed in accordance with the laws of the State of Texas without regard to any conflict of laws or provisions thereof.

PURPOSE. Borrower agrees that no advances under this Note shall be used for personal, family, or household purposes and that all advances hereunder shall be used solely for business, commercial, agricultural or other similar purposes.

JURY WAIVER. THE BORROWER AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE BORROWER AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE, ANY OTHER RELATED DOCUMENT, OR ANY RELATIONSHIP BETWEEN LENDER AND BORROWER. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDER TO PROVIDE THE FINANCING EVIDENCED BY THIS NOTE.

DISHONORED CHECK CHARGE. Borrower will pay a processing fee of $25.00 if any check given by Borrower to Lender as a payment on this loan is dishonored.

RIGHT OF SETOFF. Unless a lien would be prohibited by law or would render a nontaxable account taxable, Borrower grants to Lender a contractual security interest in, and hereby assigns, conveys, delivers, pledges, and transfers to Lender all Borrower's right, title and interest in and to, Borrower's accounts with Lender (whether checking, savings, or any other account), including without limitation all accounts held jointly with someone else and all accounts Borrower may open in the future. Borrower authorizes Lender, to the extent permitted by applicable law, to charge or setoff all sums owing on this Note against any and all such accounts.

LINE OF CREDIT. This Note evidences a non-revolving line of credit. Once an amount equal to the Total Principal Amount has been advanced hereunder, Borrower is not entitled to further advances under this Note. Any request for advances under this Note must be in writing, unless Lender, in its sole discretion, accepts telephonic or other oral advance requests. Borrower agrees to indemnify and hold Lender harmless from any loss or liability incurred in connection with Lender honoring any telephonic or other oral advance request. All communications, instructions, or directions by telephone or otherwise to Lender are to be directed to Lender's office shown above.

ARBITRATION. Lender and Borrower agree that upon the written demand of either party, whether made before or after the institution of any legal proceedings, but prior to the rendering of any judgment in that proceeding, all disputes, claims and controversies between them, whether individual, joint, or class in nature, arising from this Note, any Related Document or otherwise, including without limitation contract disputes and tort claims, shall be resolved by binding arbitration pursuant to the Commercial Rules of the American Arbitration Association ("AAA"). Any arbitration proceeding held pursuant to this arbitration provision shall be conducted in the city nearest the Borrower's address having an AAA regional office, or at any other place selected by mutual agreement of the parties. No act to take or dispose of any collateral shall constitute a waiver of this arbitration agreement or be prohibited by this arbitration agreement. This arbitration provision shall not limit the right of either party during any dispute, claim or controversy to seek, use, and employ ancillary, or preliminary rights and/or remedies, judicial or otherwise, for the purposes of realizing upon, preserving, protecting, foreclosing upon or proceeding under forcible entry and detainer for possession of, any real or personal property, and any such action shall not be deemed an election of remedies. Such remedies include, without limitation, obtaining injunctive relief or a temporary restraining order, invoking a power of sale under any deed of trust or mortgage, obtaining a writ of attachment or imposition of a receivership, or exercising any rights relating to personal property, including exercising the right of set-off, or taking or disposing of such property with or without judicial process pursuant to the Uniform Commercial Code. Any disputes, claims, or controversies concerning the lawfulness or reasonableness of an act, or exercise of any right or remedy, concerning any collateral, including any claim to rescind, reform, or otherwise modify any agreement relating to the collateral, shall also be arbitrated; provided, however that no arbitrator shall have the right or the power to enjoin or restrain any act of either party. Judgment upon any award rendered by any arbitrator may be entered in any court having jurisdiction. The statute of limitations, estoppel, waiver, laches and similar doctrines which would otherwise be applicable in an action brought by a party shall be applicable in any arbitration proceeding, and the commencement of an arbitration proceeding shall be deemed the commencement of any action for these purposes. The Federal Arbitration Act (Title 9 of the United States Code) shall apply to the construction, interpretation, and enforcement of this arbitration provision.

ADDITIONAL PROVISION REGARDING LATE CHARGES. In the "Late Charge" provision set forth above, the following language is hereby added after the word "greater":
"up to the maximum amount of One Thousand Five Hundred Dollars ($1500.00) per late charge".

ADDITIONAL PROVISION - MANDATORY PRINCIPAL PAYMENTS. Borrower and Lender have entered into a Business Loan Agreement of even date herewith ("Loan Agreement") which governs the loan evidenced by this Note. Notwithstanding anything contained in this Note to the contrary, prior to the maturity date of this Note, Borrower shall be obligated to make payments of principal in accordance with the paragraph "ADDITIONAL PROVISION - PRINCIPAL PAYMENTS ON NOTE" in the Loan Agreement.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. In particular, this section means (among other things) that Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect"), any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by federal law or the law of the State of Texas (as applicable). Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower and any other person who signs, guarantees or endorses this Note, to the extent allowed by law, severally waive presentment, demand for payment, protest, notice of protest, notice of dishonor, notice of intent to accelerate the maturity of this Note, notice of acceleration of the maturity of this Note, diligence in enforcement and indulgences of every kind. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. All such parties agree that Lender may renew or extend (repeatedly and for any length of time) this Note, or release any party or guarantor or collateral; or impair, fail to realize upon or perfect Lender's security interest in the collateral without the consent of or notice to anyone. All such parties also agree that Lender may modify this Note without the consent of or notice to anyone other than the party with whom the modification is made. Borrower agrees to provide to Lender such further financial information with respect to Borrower as Lender may reasonably request from time to time, including, without limitation, financial statements in form and detail satisfactory to Lender.

PRIOR TO SIGNING THIS NOTE, BORROWER READ AND UNDERSTOOD ALL THE PROVISIONS OF THIS NOTE, INCLUDING THE VARIABLE INTEREST RATE PROVISIONS. BORROWER AGREES TO THE TERMS OF THE NOTE AND ACKNOWLEDGES RECEIPT OF A COMPLETED COPY OF THE NOTE.

BORROWER:

TERAFORCE TECHNOLOGY CORPORATION

BY: /s/ ROBERT P. CAPPS
    ---------------------------------------------
    AUTHORIZED SIGNER

================================================================================
Variable Rate. Line of Credit.            LASER PRO, Reg. U.S. Pat. & T.M. Off.,
                                       Ver. 3.27a (c) 2001 CFI ProServices, Inc.
              All rights reserved. [TX-D20 E3.27 F3.25 P3.27 CD006536.LN C9.OVL]